ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2020 RESULTS
NEW YORK—February 10, 2021—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter and year ended December 31, 2020.

Financial Highlights
•GAAP net income of $0.60 per average common share for the quarter; ($0.73) per average common share for the full year 2020
•Core earnings (excluding PAA) of $0.30 per average common share for the quarter; $1.10 for the full year 2020
•Economic return of 5.1% for the fourth quarter; 1.8% for the full year 2020
•GAAP return on average equity of 24.9% and core return on average equity (excluding PAA) of 13.0% for the quarter
•Book value per common share of $8.92, up 2.5% from the prior quarter
•Economic leverage of 6.2x, unchanged from the prior quarter
•Declared quarterly common stock cash dividend of $0.22 per share

Business Highlights
Fourth Quarter 2020 Highlights
•Total assets of $101.6 billion including $94.6 billion in highly liquid Agency portfolio(1)
•Agency portfolio activity was focused on reinvestment of runoff into low-coupon TBAs and specified pools; opportunistically increased hedge ratio to 61% from 48% to protect against higher long end yields
•Capital allocation to credit businesses increased modestly to 22% from 20% during the quarter, driven by approximately $1 billion of credit originations as market conditions improved(2)
–Investment activity primarily focused in our Residential Credit Group, followed closely by Middle Market Lending Group
•$8.7 billion of unencumbered assets, including cash and unencumbered Agency MBS of $6.3 billion
•Authorized new $1.5 billion common stock repurchase program
•Redeemed all outstanding shares of the $460 million 7.50% Series D preferred stock, reducing preferred equity as percent of capital structure to 11%, which is in line with historical average over last ten years

Full-Year 2020 Highlights
Investment and Strategy
•Increased capital allocation to Agency by 400 basis points to 78% of dedicated equity capital throughout 2020 driven by our favorable investment outlook for Agency MBS(1)
•Increased TBA exposure and rotated down in coupon throughout the year given strong technical dynamics in the market
•Full-year credit originations of $2.4 billion were down nearly 50% year-over-year given conservative approach to underwriting
•Credit businesses performed well despite challenging economic environment due to conservative positioning, significant liquidity and rigorous asset management

Financing and Capital
•Prudently managed leverage profile throughout the year, decreasing economic leverage to 6.2x from 7.2x at the end of 2019
•Record-low financing costs with average GAAP cost of interest bearing liabilities declining 166 basis points to 0.51% and average economic cost of interest bearing liabilities declining 114 basis points to 0.87% over the course of the year
•Annaly Residential Credit Group completed four residential whole loan securitizations totaling $1.8 billion and was the third largest non-bank issuer of new origination RMBS in 2020(3)
•Annaly Residential Credit Group added $1.125 billion of capacity across two new credit facilities
•Repurchased $209 million of common stock in 2020; declared $1.4 billion in common and preferred stock dividends in 2020(4)

Corporate Responsibility & Governance
•Completed management internalization, improving corporate governance, increasing alignment with shareholders and generating cost savings that led to a FY 2020 operating expense ratio of 1.62%(5)
•Appointed David Finkelstein as Chief Executive Officer and as a member of the Board
•Appointed Michael Haylon as Independent Chair of the Board
•Appointed Steve Campbell as Chief Operating Officer
•Published inaugural Corporate Responsibility Report, outlining Annaly's key ESG achievements as well as our future ESG goals and commitments for the first time
•Named first Head of Inclusion and established an Inclusion Support Committee of Executive Sponsors

“Annaly delivered strong results in the fourth quarter of 2020, marking the end of a challenging year where we successfully navigated unprecedented volatility to deliver $1.4 billion in dividends and a positive economic return to our shareholders,” remarked David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer. “Looking forward, our portfolio is well-positioned with low leverage and ample liquidity to capitalize on the improving outlook for residential mortgage finance. Agency MBS remains attractive given continued low funding costs, accommodative Federal Reserve policy, and a recent steepening of the yield curve. Further, our Residential Credit Group continues to build momentum, finishing 2020 as the third largest non-bank issuer of new origination RMBS, and we believe this business will be a key growth opportunity in the coming year.

“Capital management remains a priority and we were pleased to significantly lower our cost of capital with our most recent preferred redemption and renew our common stock repurchase program following $209 million in repurchases in 2020. We will continue to look to create value for our shareholders wherever possible and believe our stable and attractive yield and current valuation discount provide a compelling investment opportunity,” continued Mr. Finkelstein.

“Lastly, during a year of great challenges, we have made an effort to lead with purpose and impact. We are proud of our accomplishments in 2020, including publishing our inaugural corporate responsibility report, completing our management internalization and increasing our corporate philanthropy efforts to support those affected by COVID-19. We are steadfast in our commitment to furthering our corporate governance enhancements, responsible investments, corporate philanthropy initiatives and culture of inclusion.”

(1)    Assets represent Annaly’s investments that are on balance sheet, net of debt issued by securitization vehicles, as well as investments that are off-balance sheet in which the Company has economic exposure. Assets include TBA purchase contracts (market value) of $20.4bn and CMBX derivatives (market value) of $496.6mm and are shown net of debt issued by securitization vehicles of $5.7bn.
(2)    Credit assets represent whole loan, CMBS and equity assets originated or purchased across ARC, ACREG, and AMML and include unfunded commitments of $36.4mm comprised of ACREG and AMML loans. There can be no assurance whether these deals will close or when they will close.
(3)     Intex data as of December 31, 2020. Does not include deals backed by non-performing, re-performing or seasoned collateral.
(4)     Amount excludes fees and commissions. Annaly’s current authorized share repurchase program expires in December 2021.
(5)    Represents operating expenses as a percentage of average equity and excludes transaction expenses and non-recurring items for the year ended December 31, 2020.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended December 31, 2020, September 30, 2020 and December 31, 2019:

	December 31, 2020	September 30, 2020	December 31, 2019
Book value per common share	$8.92	$8.70	$9.66
Economic leverage at period-end (1)	6.2:1	6.2:1	7.2:1
GAAP net income (loss) per average common share (2)	$0.60	$0.70	$0.82
Annualized GAAP return (loss) on average equity	24.91%	29.02%	31.20%
Net interest margin (3)	2.14%	2.15%	1.49%
Average yield on interest earning assets (4)	2.61%	2.70%	3.53%
Average GAAP cost of interest bearing liabilities (5)	0.51%	0.60%	2.17%
Net interest spread	2.10%	2.10%	1.36%
Non-GAAP metrics *
Core earnings (excluding PAA) per average common share (2)	$0.30	$0.32	$0.26
Annualized core return on average equity (excluding PAA)	13.03%	13.79%	10.56%
Net interest margin (excluding PAA) (3)	1.98%	2.05%	1.41%
Average yield on interest earning assets (excluding PAA) (4)	2.80%	2.86%	3.25%
Average economic cost of interest bearing liabilities (5)	0.87%	0.93%	2.01%
Net interest spread (excluding PAA)	1.93%	1.93%	1.24%
*    Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1)    Computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from this measure.
(2)    Net of dividends on preferred stock.
(3)    Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average Interest Earning Assets plus average outstanding TBA contract and CMBX balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4)    Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5)    Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the "Investors" section of our website, www.annaly.com, then click on "Investor Resources" and select "Email Alerts" to complete the email notification form. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.
The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Fourth Quarter 2020 Investor Presentation and the Fourth Quarter 2020 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the fourth quarter 2020 earnings conference call on February 11, 2021 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10151497/e0f4bfb408. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10151497. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,243,703	$1,239,982	$1,393,910	$2,823,521	$1,850,729
Securities	75,652,396	76,098,985	77,805,743	79,357,596	114,833,580
Loans, net	3,083,821	2,788,341	3,972,671	4,068,189	4,462,350
Mortgage servicing rights	100,895	207,985	227,400	280,558	378,078
Assets transferred or pledged to securitization vehicles	6,910,020	7,269,402	7,690,451	7,671,662	7,002,460
Real estate, net	656,314	790,597	746,067	751,738	725,638
Derivative assets	171,134	103,245	165,642	238,776	113,556
Receivable for unsettled trades	15,912	54,200	747,082	1,006,853	4,792
Principal and interest receivable	268,073	281,009	300,089	335,170	449,906
Goodwill and intangible assets, net	127,341	136,900	137,680	98,293	92,772
Other assets	225,494	221,765	271,918	284,918	381,220
Total assets	$88,455,103	$89,192,411	$93,458,653	$96,917,274	$130,295,081
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$64,825,239	$64,633,447	$67,163,598	$72,580,183	$101,740,728
Other secured financing	917,876	861,373	1,538,996	1,805,428	4,455,700
Debt issued by securitization vehicles	5,652,982	6,027,576	6,458,130	6,364,949	5,622,801
Participations issued	39,198	—	—	—	—
Mortgages payable	426,256	507,934	508,565	484,762	485,005
Derivative liabilities	1,033,345	1,182,681	1,257,038	1,331,188	803,866
Payable for unsettled trades	884,069	1,176,001	2,122,735	923,552	463,387
Interest payable	191,116	155,338	180,943	261,304	476,335
Dividends payable	307,613	308,644	309,686	357,606	357,527
Other liabilities	155,613	144,745	121,359	100,772	93,388
Total liabilities	74,433,307	74,997,739	79,661,050	84,209,744	114,498,737
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,536,569	1,982,026	1,982,026	1,982,026	1,982,026
Common stock, par value $0.01 per share (3)	13,982	14,029	14,077	14,304	14,301
Additional paid-in capital	19,750,818	19,798,032	19,827,216	19,968,372	19,966,923
Accumulated other comprehensive income (loss)	3,374,335	3,589,056	3,842,074	3,121,371	2,138,191
Accumulated deficit	(10,667,388)	(11,200,937)	(11,871,927)	(12,382,648)	(8,309,424)
Total stockholders’ equity	14,008,316	14,182,206	13,793,466	12,703,425	15,792,017
Noncontrolling interests	13,480	12,466	4,137	4,105	4,327
Total equity	14,021,796	14,194,672	13,797,603	12,707,530	15,796,344
Total liabilities and equity	$88,455,103	$89,192,411	$93,458,653	$96,917,274	$130,295,081

(1)    Derived from the audited consolidated financial statements at December 31, 2019.
(2)    7.50% Series D Cumulative Redeemable Preferred Stock - Includes 18,400,000 shares authorized and 0 shares issued and outstanding at December 31, 2020. Includes 18,400,000 shares authorized, issued and outstanding at September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively.
6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding.
6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 19,550,000 shares authorized and 17,000,000 shares issued and outstanding.
6.75% Series I Preferred Stock - Includes 18,400,000 shares authorized and 17,700,000 issued and outstanding.
(3)    Includes 2,914,850,000 shares authorized at December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019. Includes 1,398,240,618 shares issued and outstanding at December 31, 2020; 1,402,928,317 shares issued and outstanding at September 30, 2020; 1,407,662,483 shares issued and outstanding at June 30, 2020; 1,430,424,398 shares issued and outstanding at March 31, 2020; and 1,430,106,199 shares issued and outstanding at December 31, 2019.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Net interest income
Interest income	$527,344	$562,443	$584,812	$555,026	$1,074,214
Interest expense	94,481	115,126	186,032	503,473	620,058
Net interest income	432,863	447,317	398,780	51,553	454,156
Realized and unrealized gains (losses)
Net interest component of interest rate swaps	(66,807)	(62,529)	(64,561)	(13,980)	45,221
Realized gains (losses) on termination or maturity of interest rate swaps	2,092	(427)	(1,521,732)	(397,561)	(4,615)
Unrealized gains (losses) on interest rate swaps	258,236	170,327	1,494,628	(2,827,723)	782,608
Subtotal	193,521	107,371	(91,665)	(3,239,264)	823,214
Net gains (losses) on disposal of investments and other	9,363	198,888	246,679	206,583	17,783
Net gains (losses) on other derivatives	209,647	169,316	170,916	206,426	(42,312)
Net unrealized gains (losses) on instruments measured at fair value through earnings	51,109	121,255	254,772	(730,160)	(5,636)
Loan loss provision	(1,497)	21,993	(68,751)	(99,326)	(7,362)
Subtotal	268,622	511,452	603,616	(416,477)	(37,527)
Total realized and unrealized gains (losses)	462,143	618,823	511,951	(3,655,741)	785,687
Other income (loss)	15,205	7,959	15,224	14,926	42,656
General and administrative expenses
Compensation and management fee	24,628	29,196	37,036	40,825	40,403
Other general and administrative expenses	20,443	19,636	30,630	36,804	32,948
Total general and administrative expenses	45,071	48,832	67,666	77,629	73,351
Income (loss) before income taxes	865,140	1,025,267	858,289	(3,666,891)	1,209,148
Income taxes	(13,495)	9,719	2,055	(26,702)	(594)
Net income (loss)	878,635	1,015,548	856,234	(3,640,189)	1,209,742
Net income (loss) attributable to noncontrolling interests	1,419	(126)	32	66	68
Net income (loss) attributable to Annaly	877,216	1,015,674	856,202	(3,640,255)	1,209,674
Dividends on preferred stock	35,509	35,509	35,509	35,509	35,509
Net income (loss) available (related) to common stockholders	$841,707	$980,165	$820,693	$(3,675,764)	$1,174,165
Net income (loss) per share available (related) to common stockholders
Basic	$0.60	$0.70	$0.58	$(2.57)	$0.82
Diluted	$0.60	$0.70	$0.58	$(2.57)	$0.82
Weighted average number of common shares outstanding
Basic	1,399,809,722	1,404,202,695	1,423,909,112	1,430,994,319	1,431,079,108
Diluted	1,400,228,777	1,404,368,300	1,423,909,112	1,430,994,319	1,431,079,108
Other comprehensive income (loss)
Net income (loss)	$878,635	$1,015,548	$856,234	$(3,640,189)	$1,209,742
Unrealized gains (losses) on available-for-sale securities	(207,393)	(140,671)	986,146	1,374,796	(153,192)
Reclassification adjustment for net (gains) losses included in net income (loss)	(7,328)	(112,347)	(265,443)	(391,616)	(22,432)
Other comprehensive income (loss)	(214,721)	(253,018)	720,703	983,180	(175,624)
Comprehensive income (loss)	663,914	762,530	1,576,937	(2,657,009)	1,034,118
Comprehensive income (loss) attributable to noncontrolling interests	1,419	(126)	32	66	68
Comprehensive income (loss) attributable to Annaly	662,495	762,656	1,576,905	(2,657,075)	1,034,050
Dividends on preferred stock	35,509	35,509	35,509	35,509	35,509
Comprehensive income (loss) attributable to common stockholders	$626,986	$727,147	$1,541,396	$(2,692,584)	$998,541

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the years ended
	December 31, 2020	December 31, 2019
Net interest income
Interest income	$2,229,625	$3,787,297
Interest expense	899,112	2,784,875
Net interest income	1,330,513	1,002,422

Realized and unrealized gains (losses)
Net interest component of interest rate swaps	(207,877)	351,375
Realized gains (losses) on termination or maturity of interest rate swaps	(1,917,628)	(1,442,964)
Unrealized gains (losses) on interest rate swaps	(904,532)	(1,210,276)
Subtotal	(3,030,037)	(2,301,865)
Net gains (losses) on disposal of investments	661,513	(47,944)
Net gains (losses) on other derivatives	756,305	(680,770)
Net unrealized gains (losses) on instruments measured at fair value through earnings	(303,024)	36,021
Loan loss provision	(147,581)	(16,569)
Subtotal	967,213	(709,262)
Total realized and unrealized gains (losses)	(2,062,824)	(3,011,127)
Other income (loss)	53,314	136,413
General and administrative expenses
Compensation and management fee	131,685	170,628
Other general and administrative expenses	107,513	131,006
Total general and administrative expenses	239,198	301,634
Income (loss) before income taxes	(918,195)	(2,173,926)
Income taxes	(28,423)	(10,835)
Net income (loss)	(889,772)	(2,163,091)
Net income (loss) attributable to noncontrolling interests	1,391	(226)
Net income (loss) attributable to Annaly	(891,163)	(2,162,865)
Dividends on preferred stock	142,036	136,576
Net income (loss) available (related) to common stockholders	$(1,033,199)	$(2,299,441)
Net income (loss) per share available (related) to common stockholders
Basic	$(0.73)	$(1.60)
Diluted	$(0.73)	$(1.60)
Weighted average number of common shares outstanding
Basic	1,414,659,439	1,434,912,682
Diluted	1,414,659,439	1,434,912,682
Other comprehensive income (loss)
Net income (loss)	$(889,772)	$(2,163,091)
Unrealized gains (losses) on available-for-sale securities	2,012,878	4,135,862
Reclassification adjustment for net (gains) losses included in net income (loss)	(776,734)	(17,806)
Other comprehensive income (loss)	1,236,144	4,118,056
Comprehensive income (loss)	346,372	1,954,965
Comprehensive income (loss) attributable to noncontrolling interests	1,391	(226)
Comprehensive income (loss) attributable to Annaly	344,981	1,955,191
Dividends on preferred stock	142,036	136,576
Comprehensive income (loss) attributable to common stockholders	$202,945	$1,818,615

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2020, September 30, 2020, and December 31, 2019:

	December 31, 2020	September 30, 2020	December 31, 2019
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	98%	98%	97%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	2%	2%	3%
Weighted average experienced CPR for the period	24.7%	22.9%	17.8%
Weighted average projected long-term CPR at period-end	16.4%	17.1%	13.9%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	64	72	65
Hedge ratio (1)	61%	48%	75%
Weighted average pay rate on interest rate swaps at period-end (2)	0.92%	0.91%	1.84%
Weighted average receive rate on interest rate swaps at period-end (2)	0.37%	0.48%	1.89%
Weighted average net rate on interest rate swaps at period-end (2)	0.55%	0.43%	(0.05%)
Leverage at period-end (3)	5.1:1	5.1:1	7.1:1
Economic leverage at period-end (4)	6.2:1	6.2:1	7.2:1
Capital ratio at period-end	13.6%	13.6%	12.0%
Performance related metrics
Book value per common share	$8.92	$8.70	$9.66
GAAP net income (loss) per average common share (5)	$0.60	$0.70	$0.82
Annualized GAAP return (loss) on average equity	24.91%	29.02%	31.20%
Net interest margin (6)	2.14%	2.15%	1.49%
Average yield on interest earning assets (7)	2.61%	2.70%	3.53%
Average GAAP cost of interest bearing liabilities (8)	0.51%	0.60%	2.17%
Net interest spread	2.10%	2.10%	1.36%
Dividend declared per common share	$0.22	$0.22	$0.25
Annualized dividend yield (9)	10.41%	12.36%	10.62%
Non-GAAP metrics *
Core earnings (excluding PAA) per average common share (5)	$0.30	$0.32	$0.26
Annualized core return on average equity (excluding PAA)	13.03%	13.79%	10.56%
Net interest margin (excluding PAA) (6)	1.98%	2.05%	1.41%
Average yield on interest earning assets (excluding PAA) (7)	2.80%	2.86%	3.25%
Average economic cost of interest bearing liabilities (8)	0.87%	0.93%	2.01%
Net interest spread (excluding PAA)	1.93%	1.93%	1.24%
*    Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1)    Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
(2)    Excludes forward starting swaps.
(3)    Debt consists of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable. Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued and mortgages payable are non-recourse to the Company.
(4)    Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity.
(5)    Net of dividends on preferred stock.
(6)    Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
(7)    Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(8)    Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
(9)    Based on the closing price of the Company’s common stock of $8.45, $7.12 and $9.42 at December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

The following table contains additional information on our residential and commercial investments as of the dates presented:

	For the quarters ended
	December 31, 2020	September 30, 2020	December 31, 2019
Agency mortgage-backed securities	$74,067,059	$74,915,167	$112,893,367
Residential credit risk transfer securities	532,403	411,538	531,322
Non-agency mortgage-backed securities	972,192	717,602	1,135,868
Commercial mortgage-backed securities	80,742	54,678	273,023
Total securities	$75,652,396	$76,098,985	$114,833,580
Residential mortgage loans	$345,810	$152,959	$1,647,787
Commercial real estate debt and preferred equity	498,081	573,504	669,713
Corporate debt	2,239,930	2,061,878	2,144,850
Total loans, net	$3,083,821	$2,788,341	$4,462,350
Mortgage servicing rights	$100,895	$207,985	$378,078
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$620,347	$623,650	$1,122,588
Residential mortgage loans transferred or pledged to securitization vehicles	3,249,251	3,588,679	2,598,374
Commercial real estate debt investments transferred or pledged to securitization vehicles	2,166,073	2,174,118	2,345,120
Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles	874,349	882,955	936,378
Assets transferred or pledged to securitization vehicles	$6,910,020	$7,269,402	$7,002,460
Real estate, net	$656,314	$790,597	$725,638
Total residential and commercial investments	$86,403,446	$87,155,310	$127,402,106

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•core earnings (excluding PAA);
•core earnings (excluding PAA) attributable to common stockholders;
•core earnings (excluding PAA) per average common share;
•annualized core return on average equity (excluding PAA);
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings (excluding PAA), or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Core earnings (excluding PAA), core earnings (excluding PAA) attributable to common stockholders, core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Core earnings (excluding PAA), which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSRs, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-core income allocated to equity method investments and other non-core components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-core income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings (excluding PAA) generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings (excluding PAA) for the periods presented:

	For the quarters ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(dollars in thousands, except per share data)
GAAP net income (loss)	$878,635	$1,015,548	$1,209,742
Net income (loss) attributable to noncontrolling interests	1,419	(126)	68
Net income (loss) attributable to Annaly	877,216	1,015,674	1,209,674
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	(2,092)	427	4,615
Unrealized (gains) losses on interest rate swaps	(258,236)	(170,327)	(782,608)
Net (gains) losses on disposal of investments and other	(9,363)	(198,888)	(17,783)
Net (gains) losses on other derivatives	(209,647)	(169,316)	42,312
Net unrealized (gains) losses on instruments measured at fair value through earnings	(51,109)	(121,255)	5,636
Loan loss provision (1)	469	(21,818)	7,362
Other adjustments
Depreciation expense related to commercial real estate and amortization of intangibles	11,097	11,363	9,823
Non-core (income) loss allocated to equity method investments (2)	28	(1,151)	(3,979)
Transaction expenses and non-recurring items (3)	172	2,801	3,634
Income tax effect of non-core income (loss) items	(10,984)	13,890	(418)
TBA dollar roll income and CMBX coupon income (4)	99,027	114,092	36,901
MSR amortization (5)	(26,633)	(27,048)	(22,120)
Plus:
Premium amortization adjustment cost (benefit)	39,101	33,879	(83,892)
Core earnings (excluding PAA) *	459,046	482,323	409,157
Dividends on preferred stock	35,509	35,509	35,509
Core earnings (excluding PAA) attributable to common stockholders *	$423,537	$446,814	$373,648
GAAP net income (loss) per average common share	$0.60	$0.70	$0.82
Core earnings (excluding PAA) per average common share *	$0.30	$0.32	$0.26
Annualized GAAP return (loss) on average equity	24.91%	29.02%	31.20%
Annualized core return on average equity (excluding PAA) *	13.03%	13.79%	10.56%

	For the years ended
	December 31, 2020	December 31, 2019
	(dollars in thousands, except per share data)
GAAP net income (loss)	$(889,772)	$(2,163,091)
Net income (loss) attributable to noncontrolling interests	1,391	(226)
Net income (loss) attributable to Annaly	(891,163)	(2,162,865)
Adjustments to exclude reported realized and unrealized (gains) losses
Realized (gains) losses on termination or maturity of interest rate swaps	1,917,628	1,442,964
Unrealized (gains) losses on interest rate swaps	904,532	1,210,276
Net (gains) losses on disposal of investments and other	(661,513)	47,944
Net (gains) losses on other derivatives	(756,305)	680,770
Net unrealized (gains) losses on instruments measured at fair value through earnings	303,024	(36,021)
Loan loss provision (1)	151,188	16,569
Other adjustments
Depreciation and amortization expense related to commercial real estate	39,108	40,058
Non-core (income) loss allocated to equity method investments (2)	22,493	21,385
Transaction expenses and non-recurring items (3)	11,293	19,284
Income tax effect of non-core income (loss) items	(17,603)	(5,961)
TBA dollar roll income and CMBX coupon income (4)	355,547	123,818
MSR amortization (5)	(97,506)	(77,719)
Plus:
Premium amortization adjustment cost (benefit)	415,444	254,894
Core earnings (excluding PAA) *	1,696,167	1,575,396
Dividends on preferred stock	142,036	136,576
Core earnings (excluding PAA) attributable to common stockholders *	$1,554,131	$1,438,820
GAAP net income (loss) per average common share	$(0.73)	$(1.60)
Core earnings (excluding PAA) per average common share *	$1.10	$1.00
Annualized GAAP return (loss) on average equity	(6.31)%	(14.11)%
Annualized core return on average equity (excluding PAA) *	12.03%	10.28%
*     Represents a non-GAAP financial measure.
(1)    Includes ($1.0) million and $0.2 million of loss (reversal) provision on the Company’s unfunded loan commitments for the quarters ended December 31, 2020 and September 30, 2020, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statements of Comprehensive Income (Loss). Includes $3.6 million of loss provision on the Company’s unfunded loan commitments for the year ended December 31, 2020.
(2)    The Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss).
(3)    Includes costs incurred in connection with securitizations of residential whole loans for all periods presented. The year ended December 31, 2020 also includes costs incurred in connection with the Internalization, the CEO search process and a securitization of Agency mortgage-backed securities. The year ended December 31, 2019 also includes costs incurred in connection with securitizations of commercial loans and Agency mortgage-backed securities.
(4)    TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.5 million, $1.5 million and $1.3 million for the quarters ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively. CMBX coupon income totaled $5.8 million and $4.6 million for the years ended December 31, 2020 and December 31, 2019, respectively.
(5)    MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in core earnings (excluding PAA).
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended December 31, 2020, September 30, 2020, and December 31, 2019:

	For the quarters ended
	December 31, 2020	September 30, 2020	December 31, 2019
	(dollars in thousands)
Premium amortization expense (accretion)	$239,118	$248,718	$171,447
Less: PAA cost (benefit)	39,101	33,879	(83,892)
Premium amortization expense (excluding PAA)	$200,017	$214,839	$255,339

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon (“MAC”) interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss). The Company did not enter into any MAC interest rate swaps during the quarter ended December 31, 2020.
Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	December 31, 2020	September 30, 2020	December 31, 2019
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$527,344	$562,443	$1,074,214
Premium amortization adjustment	39,101	33,879	(83,892)
Interest income (excluding PAA) *	$566,445	$596,322	$990,322
Economic interest expense reconciliation
GAAP interest expense	$94,481	$115,126	$620,058
Add:
Net interest component of interest rate swaps	66,807	62,529	(45,221)
Economic interest expense *	$161,288	$177,655	$574,837
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$566,445	$596,322	$990,322
Less:
Economic interest expense *	161,288	177,655	574,837
Economic net interest income (excluding PAA) *	$405,157	$418,667	$415,485

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	December 31, 2020	September 30, 2020	December 31, 2019
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$80,973,433	$83,286,119	$121,801,951
Interest income (excluding PAA) *	$566,445	$596,322	$990,322
Average yield on interest earning assets (excluding PAA) *	2.80%	2.86%	3.25%
Average interest bearing liabilities	$72,233,239	$74,901,128	$111,873,379
Economic interest expense *	$161,288	$177,655	$574,837
Average economic cost of interest bearing liabilities *	0.87%	0.93%	2.01%
Economic net interest income (excluding PAA) *	$405,157	$418,667	$415,485
Net interest spread (excluding PAA) *	1.93%	1.93%	1.24%
Interest income (excluding PAA) *	$566,445	$596,322	$990,322
TBA dollar roll income and CMBX coupon income	99,027	114,092	36,901
Interest expense	(94,481)	(115,126)	(620,058)
Net interest component of interest rate swaps	(66,807)	(62,529)	45,221
Subtotal	$504,184	$532,759	$452,386
Average interest earnings assets	$80,973,433	$83,286,119	$121,801,951
Average TBA contract and CMBX balances	20,744,672	20,429,935	6,878,502
Subtotal	$101,718,105	$103,716,054	$128,680,453
Net interest margin (excluding PAA) *	1.98%	2.05%	1.41%
* Represents a non-GAAP financial measure.